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                                                                    Exhibit 12.1

                           IRWIN FINANCIAL CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   Year Ended December 31,
                                         ------------------------------------------------------------------------------------
(In Thousands)                               2002              2001             2000             1999             1998
                                         -------------    --------------   --------------   --------------   --------------

Including Interest on Deposits
----------------------------------
Earnings:
    Earnings before income taxes          $   86,332      $   73,615       $   59,342       $   52,637       $   50,857
    Fixed charges from below                  97,795         121,083           93,539           59,491           63,986
                                          ----------      ----------       ----------       ----------       ----------
    Earnings                              $  184,127      $  194,698       $  152,881       $  112,128       $  114,843
                                          ==========      ==========       ==========       ==========       ==========
Fixed charges:
    Interest expense                      $   97,795      $  121,083       $   93,539       $   59,491       $   63,986
                                          ==========      ==========       ==========       ==========       ==========

Ratio of earnings to fixed charges              1.88  x         1.61    x        1.63    x        1.88   x         1.79  x
                                          ==========      ==========       ==========       ==========       ==========

Excluding Interest on Deposits
----------------------------------

Earnings:
    Earnings before income taxes          $   86,332      $   73,615        $  59,342       $   52,637       $   50,857
    Fixed charges from below                  43,434          47,743           40,719           34,271           40,617
                                          ----------      ----------       ----------       ----------       ----------
    Earnings                              $  129,766      $  121,358       $  100,061       $   86,908       $   91,474
                                          ==========      ==========       ==========       ==========       ==========

Fixed charges:
    Interest expense, excluding
         interest on deposits             $   43,434      $   47,743       $   40,719       $   34,271       $   40,617
                                          ==========      ==========       ==========       ==========       ==========

Ratio of earnings to fixed charges              2.99   x        2.54   x         2.46   x         2.54   x         2.25  x
                                          ==========      ==========       ==========       ==========       ==========
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